SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 21, 2005

VITESSE SEMICONDUCTOR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19654		77-0138160
(Commission File Number)		(IRS Employer Identification No.)

741 Calle Plano, Camarillo, California		93012
(Address of Principal Executive Offices)		(Zip Code)

(805) 388-3700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 21, 2005, Vitesse Semiconductor Corporation (the “Company”) announced the appointment of Yatin Mody as Chief Financial Officer. Mr. Mody has been with Vitesse since March 1992, most recently as Vice President, Finance. Prior to that, he spent five years at Deloitte & Touche, most recently as a manager. Mr. Mody holds a Bachelor of Technology degree in electrical engineering from the Indian Institute of Technology, Madras and an M.B.A. degree from the University of California at Los Angeles.

In connection with the appointment of Mr. Mody as the Company’s new Chief Financial Officer, Gene Hovanec, the Company’s previous Chief Financial Officer, has been appointed Executive Vice President reporting to Lou Tomasetta, the Company’s President and CEO. Mr. Hovanec will be responsible for legal and administrative affairs, investor relations and strategic customer relationships.

Additional information regarding Messrs. Mody and Hovanec is available in the Company’s Annual Report on Form 10-K filed December 10, 2004, and is incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2005	VITESSE SEMICONDUCTOR CORPORATION

	By:	/s/ Yatin Mody

	Name:	Yatin Mody

Chief Financial Officer